Exhibit to Item 77O

Transactions Effected Pursuant to Rule 10f-3


RBC FUNDS TRUST:

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period October 1, 2013 through March
31, 2014 in accordance with the Trust's Rule 10f-3
Procedures.

RBC Short Duration Fixed Income Fund

ISSUER: Verizon Communications Inc.

Trade Date: 3/10/14
Part of an issue registered under the 1933 Act that is
being offered to the public (floating rate notes)
Selling Broker: Wells Fargo Securities, LLC
Selling Syndicate Members: Citigroup Global Markets Inc.,
Mitsubishi UFJ Securities (USA), Inc. and RBC Capital
Markets, LLC
Amount Purchased:  $100,000
Purchase Price: $100.00/share
% of Issue: 0.20%


RBC Ultra-Short Fixed Income Fund

ISSUER: Verizon Communications Inc.

Trade Date: 3/10/14
Part of an issue registered under the 1933 Act that is
being offered to the public (floating rate notes)
Selling Broker: Wells Fargo Securities, LLC
Selling Syndicate Members: Citigroup Global Markets Inc.,
Mitsubishi UFJ Securities (USA), Inc. and RBC Capital
Markets, LLC
Amount Purchased:  $250,000
Purchase Price: $100.00/share
% of Issue: 0.20%